EXHIBIT 1

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the persons named below agrees to the joint filing of a Statement on Schedule 13G (including amendments thereto) with respect to the common stock, par value $0.001 per share, of Aventine Renewable Energy Holdings, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(l)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

In evidence thereof, the undersigned, being duly authorized, hereby execute this Agreement this February 16, 2010.

This Schedule may be executed in two or more counterparts, any one of which need not contain the signature of more than one party, but all such parties taken together will constitute part of this Schedule.

(1)	Aventine Renewable Energy Holdings LLC (“AVR LLC”)
c/o Metalmark Capital LLC
1177 Avenue of the Americas, 40th Floor
New York, NY 10036

(2)	Morgan Stanley Dean Witter Capital Partners IV, LP (“MSDW IV”)
c/o Metalmark Capital LLC
1177 Avenue of the Americas, 40th Floor
New York, NY 10036

(3)	MSDW IV 892 Investors, LP (“MSDW 892”)
c/o Metalmark Capital LLC
1177 Avenue of the Americas, 40th Floor
New York, NY 10036

(4)	Metalmark Capital LLC (“Metalmark”)
c/o Metalmark Capital LLC
1177 Avenue of the Americas, 40th Floor
New York, NY 10036

(5)	Morgan Stanley Dean Witter Capital Investors IV, L.P. (“MSDW Capital Investors”)
c/o Metalmark Capital LLC
1177 Avenue of the Americas, 40th Floor
New York, NY 10036

(6)	MSDW Capital Partners IV LLC (“MSDW Capital Partners”)
c/o Metalmark Capital LLC
1177 Avenue of the Americas, 40th Floor
New York, NY 10036

(7)	MSDW Capital Partners IV, Inc. (“MSDW Inc.”)
c/o Metalmark Capital LLC
1177 Avenue of the Americas, 40th Floor
New York, NY 10036

Issuer & Ticker Symbol: Aventine Renewable Energy Holdings, Inc. (AVR)
Date of Event Requiring Statement: 12/31/2009

February 16, 2010
(Date)

/s/ Kenneth F. Clifford
By: Kenneth F. Clifford, as authorized signatory of Aventine Renewable Energy Holdings LLC

/s/ Kenneth F. Clifford
By: Kenneth F. Clifford, as authorized signatory of Metalmark

/s/ Kenneth F. Clifford
By:  Kenneth F. Clifford, Chief Financial Officer of Metalmark, as attorney-in-fact for, MSDW Capital Partners and MSDW Inc. and for the institutional managing member of the general partner of each of MSDW IV and MSDW 892

/s/ Agatha Ruddy
By: Agatha Ruddy, as Vice President of the managing member of the general partner of MSDW Capital Investors